NEWS RELEASE

CONTANGO ORE, INC.

Contango Amends Repayment Schedule for Credit Facility, Announces Start of First Manh Choh Gold Campaign of 2025

FAIRBANKS, AK -- (February 18, 2025) -- Contango ORE, Inc. (“Contango” or the “Company”) (NYSE American: CTGO) is pleased to announce that it has amended its credit facility (the “Facility”) to defer $10.6 million (“M”) of principal repayments and delivery of 15,000 hedged gold ounces into the first half of 2027 (the “New Repayment Schedule”) and extend the maturity date of the Facility from December 31, 2026 to June 30, 2027. All other key terms of the Facility, including the interest rate, remain the same.

The Company anticipates that the revised delivery schedule for the gold hedge contracts will result in the Company having exposure to spot gold prices on approximately 30% of net production volumes for both 2025 and 2026, 80% of net production volumes for 2027 and 100% thereafter. Based on the current Life-of-Mine (“LOM”) plan provided by the Peak Gold JV (the “PGJV”) and using a $2,500 spot gold price, the Company anticipates that its 30% share of projected PGJV cash flows following the repayment of all debt and hedge deliveries will be approximately $80M in 2027 (inclusive of 15,000 ounces of gold hedges to be delivered into in the first half of 2027) and $70M in 2028.

In addition, the Company is pleased to announce that the PGJV commenced its first gold production campaign of the year on February 7, 2025. Contango estimates that its share of gold production from this campaign will be between 15,000 and 18,000 ounces of gold. The PGJV continues to truck ore from the Manh Choh mine site to the Fort Knox processing facility on schedule.

Rick Van Nieuwenhuyse, the Company’s President and CEO said, “We are very pleased with the extension of the maturity date for the Facility to mid-2027 to better align the New Repayment Schedule with the extended ore haul plan into 2029. The New Repayment Schedule will provide us with sufficient flexibility to continue to repay our debt and deliver into our hedge contracts while still leaving significant exposure to increased gold prices. This will allow the Company to realize strong cash flows from the remaining mine life for Manh Choh as well as continue critical permitting at the Johnson Tract project and advancing discussions to identify appropriate milling facilities for processing Johnson Tract and Lucky Shot ores. At current gold prices near $2,900 per ounce, Contango expects to generate significantly better free cash flows than the anticipated $70M for 2027 and $80M 2028 discussed above, which were based on a $2,500 gold price. The PGJV, operated by KG Mining Alaska, Inc. (“Kinross”), continues to pursue a number of initiatives to reduce costs and improve overall performance of operations, including ways to reduce moisture content in the ore and reduce ice, snow and mud build-up accumulated during the ore haul, which we expect to positively impact profitability moving forward. With the first campaign of 2025 having started and gold prices achieving new highs, we are confident that the Company remains on solid footing.”

Mr. Van Nieuwenhuyse continued, “We are also pleased with the progress made to date on the previously announced preliminary economic assessment (the “PEA”) on the Johnson Tract project. We expect the PEA to be completed and released in March 2025.”

WEBINAR

A live interview to discuss this update will be held on Tuesday, February 18, 2025 at 1:00 pm EST. Participants may join the webcast using the following link: https://6ix.com/event/contango-ore-corporate-update-2. A replay will be sent out and also available on our media page at www.contangoore.com/our-media/interviews.

ABOUT CONTANGO

Contango is a NYSE American listed company that engages in exploration for gold and associated minerals in Alaska. Contango holds a 30% interest in the Peak Gold JV, which leases approximately 675,000 acres of land for exploration and development on the Manh Choh project, with the remaining 70% owned by KG Mining (Alaska), Inc., an indirect subsidiary of Kinross Gold Corporation, operator of the Peak Gold JV. The Company and its subsidiaries also have (i) a lease on the Johnson Tract project from the underlying owner, CIRI Native Corporation, (ii) a lease on the Lucky Shot project from the underlying owner, Alaska Hardrock Inc., (iii) 100% ownership of approximately 8,600 acres of peripheral State of Alaska mining claims and (iv) a 100% interest in approximately 145,000 acres of State of Alaska mining claims that give Contango the exclusive right to explore and develop minerals on these lands. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for and developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by Contango or the Peak Gold JV; ability to realize the anticipated benefits of the Peak Gold JV; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; Contango’s inability to retain or maintain its relative ownership interest in the Peak Gold JV; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by an outbreak of disease, such as the COVID-19 pandemic; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect Contango’s exploration program or financial results are included in Contango’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

CONTACTS:

Contango ORE, Inc.
Rick Van Nieuwenhuyse

(907) 888-4273

www.contangoore.com